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                                                                    EXHIBIT 23.7


                    CONSENT OF WESSELS, ARNOLD & HENDERSON, L.L.C.

          Wessels, Arnold & Henderson, L.L.C. hereby consents to the filing of the opinion letter dated August 22, 1996 as an exhibit to the Registration Statement on Form S-4 of Avant! Corporation and to the use of our name and the reference therein to such opinion letter. In giving our consent, we do not admit that we are of the category of persons from whom such a consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                 Very truly yours,



                                 Wessels, Arnold & Henderson, L.L.C.


                                 By:  /s/ WESSELS, ARNOLD & HENDERSON, L.L.C.
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